                                                                   Exhibit 3-A.2

                            ARTICLES OF INCORPORTION

                                       of

                         U S WEST Capital Funding, Inc.

         I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Colorado Corporation Code, adopt the following Articles of Incorporation for such corporation:

         ARTICLE ONE.      The name of the corporation is U S WEST Capital
Funding, Inc.

         ARTICLE TWO.      The aggregate number of shares of stock which the
corporation shall have authority to issue is one (1) share without par value.

         ARTICLE THREE.    Cumulative voting shall not be allowed in the
election of directors of the corporation.

         ARTICLE FOUR.     Shareholders shall have no preemptive right to
acquire additional unissued or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

         ARTICLE FIVE.     The address of the corporation's initial
registered office in the State of Colorado is 7800 East Orchard Road, Suite 480, Englewood, Colorado 80111. The name of the corporation's initial registered agent at such address is Brian M. Bell.

         ARTICLE SIX.      The number of directors constituting the initial
board of directors of the corporation is three (3).

The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

            NAME                              ADDRESS
Laurence W. DeMuth, Jr.          7800 East Orchard Road, Suite 200
                                 Englewood, CO  80111

Howard P. Doerr                  7800 East Orchard Road, Suite 200
                                 Englewood, CO  80111

John C. Willemssen               7800 East Orchard Road, Suite 200
                                 Englewood, CO  80111

                                                                   Exhibit 3-A.2

         ARTICLE SEVEN.    The name and address of the incorporator is Brian
M. Bell, 7800 East Orchard Road, Suite 480, Englewood, Colorado 80111.

         IN WITNESS WHEREOF, I HAVE EXECUTED THESE Articles of Incorporation in duplicate this 9th day of June, 1986.

                                              /s/ BRIAN M. BELL
                                              ------------------------------
                                              BRIAN M. BELL

STATE OF COLORADO          )
                           ) ss.
COUNTY OF ARAPAHOE         )

         Before me, Marsha A. Berger, a Notary Public in and for said County and State, personally appeared Brian M. Bell, who acknowledged before me that he signed the foregoing Articles of Incorporation as the incorporator and that the facts contained therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of June, 1986.

                                              /s/ MARSHA A. BERGER
                                              ------------------------------
                                              NOTARY PUBLIC
                                              Marsha A. Berger
                                              7800 East Orchard Road
                                              Englewood, CO  80111

My Commission Expires:     January 25, 1990